UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2025

XCEL BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37527	76-0307819
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Seventh Avenue, 11th Floor, New York, New York		10018
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (347) 727-2474

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XELB	Nasdaq Capital Market

Item 1.01.	Entry into a Material Definitive Agreement.

On December 17, 2025, Xcel Brands, Inc. (the “Company” or “Xcel”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with several institutional and accredited investors (the “Purchasers”) for the issuance and sale in a private placement (the “Private Placement”) of securities for gross proceeds at the Closing Date (as defined below) of $2.05 million. The Purchase Agreement provides for the issuance and sale of (i) 977,592 shares (the “Shares”) of the Company’s common stock, par value of $0.001 per share (the “Common Stock”), (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase from the Company a total of 692,463 shares of Common Stock (the “Pre-Funded Warrant Shares”), at an exercise price per share equal to $0.001, and (iii) warrants (the “Warrants”) to purchase from the Company a total of 835,023 shares of Common Stock (the “Warrant Shares”), at an exercise price per share equal to $3.00.

The closing of the Private Placement occurred on December 18, 2025 (the “Closing Date”). Robert W. D’Loren, Chairman and Chief Executive Officer of the Company, agreed to purchase 81,466 Shares and 40,733 Warrants for a total purchase price of $100,000. The aggregate net proceeds to the Company from the sale of the Shares and Pre-Funded Warrants, after deducting the placement agent fees and other estimated offering expenses payable by the Company, are estimated to be approximately $1.75 million. The Company intends to use the net proceeds from the Private Placement for working capital and general corporate purposes. The Company issued a press release announcing the pricing of the Private Placement, which has been filed as Exhibit 99.1 to this report.

Pursuant to the Placement Agency Agreement, dated December 17, 2025 (the “Placement Agency Agreement”), by and between the Company and Wellington Shields & Co. LLC (the “Placement Agent”), the Placement Agent served as the exclusive placement agent in connection with the Private Placement and received (i) a fee equal to up to 8% of the gross proceeds from the Shares and Pre-Funded Warrants sold in the Private Placement, (ii) placement agent warrants (the “Placement Agent Warrants”) to purchase 4% of the aggregate number of Shares and Pre-Funded Warrants sold in the Private Placement, for an aggregate of up to 66,802 shares of Common Stock (the “Placement Agent Warrant Shares”), at an exercise price per share equal to $1.165 per share, and (iii) $50,000 for expenses occurred in the Private Placement.

The Placement Agency Agreement contains customary representations, warranties and covenants made by the Company. It also provides for customary indemnification by each of the Company and the Placement Agent, severally and not jointly, for losses or damages arising out of or in connection with the Private Placement, including for liabilities under the Securities Act of 1933, as amended (the “Act”), other obligations of the parties and termination provisions.

The foregoing does not purport to be a complete description of the Placement Agency Agreement and is qualified in its entirety by reference to the full text of the form of such document, which is filed as Exhibit 10.2 to this Form 8-K and incorporated herein by reference.

The representations, warranties and covenants contained in the Placement Agency Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Placement Agency Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Placement Agency Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Placement Agency Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Pursuant to the Purchase Agreement, the Company agreed to prepare and file a resale registration statement (the “Resale Registration Statement”) with the United States Securities and Exchange Commission (the “Commission”) registering for resale the Shares, Pre-Funded Warrant Shares, and Warrant Shares, no later than 30 calendar days after the Closing Date, to use its commercially reasonable efforts to have the Resale Registration Statement declared effective as promptly as possible thereafter, and in any event not more than 60 days following the Closing Date (or, in the event of a review by the Commission, the later of (i) 90 days following the Closing Date and (ii) 20 days following the date on which the Company files its Annual Report on Form 10-K for the year ending December 31, 2025). The Company will use its commercially reasonable efforts to keep the Resale Registration Statement effective at all times until the earlier of (i) such time as no Purchaser owns any Shares, Pre-Funded Warrant Shares, or Warrant Shares issuable upon exercise thereof and (ii) such time as all Purchasers are eligible to resell all Shares, Pre-Funded Warrant Shares, and Warrant Shares pursuant to Rule 144 without compliance by the Company with the current public information requirement of Rule 144.

The Purchase Agreement contains customary representations, warranties and covenants made by the Company. It also provides for customary indemnification by the Company to each of the Purchasers, severally and not jointly, for losses or damages arising out of or in connection with the Private Placement, including for liabilities under the Securities Act of 1933, as amended (the “Act”), other obligations of the parties and termination provisions. Further, pursuant to the terms of the Purchase Agreement, the Company has agreed for a period of 60 days from the Closing Date, subject to certain exceptions, not to sell any shares of its Common Stock, or any securities convertible into or exercisable or exchangeable into shares of its Common Stock.

The foregoing does not purport to be a complete description of the Purchase Agreement and is qualified in its entirety by reference to the full text of the form of such document, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchsae Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Item 3.02.	Unregistered Sales of Equity Securities.

The securities referenced above were sold without registration under the Act, in reliance upon the exemptions from registration provided under Section 4(2) of the Act in reliance upon the exemptions from registration provided under Section 4(2) of the Act and Regulation D promulgated under the Act (“Regulation D”). The Purchasers represented in the Purchase Agreement, among other things, that such Purchaser was acquiring the Securities for investment for the Purchaser’s account and that the Purchaser was an “accredited investor” within the meaning of Regulation D.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Form of Pre-Funded Warrant
4.2	Form of Warrant
4.3	Form of Placement Agent Warrant
10.1	Form of Securities Purchase Agreement.
10.2	Placement Agency Agreement, by and between Xcel Brand, Inc. and Wellington Shields & Co. LLC
99.1	Press Release of Xcel Brands, Inc. dated December 17, 2025.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2025	XCEL BRANDS, INC.

	By:	/s/ James F. Haran
	Name:	James F. Haran
	Title:	Chief Financial Officer